UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                          Date of Report June 14, 2002





         NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION on behalf of
                     NAVISTAR FINANCIAL 1999-A OWNER TRUST,
                     NAVISTAR FINANCIAL 2000-A OWNER TRUST,
                     NAVISTAR FINANCIAL 2000-B OWNER TRUST,
                     NAVISTAR FINANCIAL 2001-A OWNER TRUST,
                   NAVISTAR FINANCIAL 2001-B OWNER TRUST, AND
                      NAVISTAR FINANCIAL 2002-A OWNER TRUST
             (Exact name of Registrant as specified in its charter)





                                    Delaware
                 (State or other jurisdiction of incorporation)



              33-55865                                  51-0337491
      (Commission File Number)            (I.R.S. Employer Identification No.)



 2850 West Golf Road Rolling Meadows, Illinois             60008
   (Address of principal executive offices)             (Zip Code)




         Registrant's telephone number including area code 847-734-4000

                                    FORM 8-K



                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events.


     For the accounting period ended May 31, 2002 principal distributions from the owner trusts were unusually large due to an increased number of repurchased receivables by Navistar Financial Corporation ("the Servicer"). This is a result of refinancing activity within the industry initiated to capture the advantage of declining interest rates. On certain types of receivables the refinancing is accomplished by lowering the Annual Percentage Rate ("APR") on the underlying note. Under the terms of the Pooling and Servicing Agreement, any change in the APR requires the Servicer, upon discovery, to give notice to the related parties and repurchase the affected receivables.

     With a typical refinancing the underlying note is identified and repurchased by the Servicer. However, due to a data processing error, these particular modifications to the receivables were not discovered until the current period, May 31, 2002. The Servicer has repurchased the modified receivables and corrected its information systems to capture this type of refinancing activity in the future.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




         NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION on behalf of
                     NAVISTAR FINANCIAL 1999-A OWNER TRUST,
                     NAVISTAR FINANCIAL 2000-A OWNER TRUST,
                     NAVISTAR FINANCIAL 2000-B OWNER TRUST,
                     NAVISTAR FINANCIAL 2001-A OWNER TRUST,
                   NAVISTAR FINANCIAL 2001-B OWNER TRUST, AND
                      NAVISTAR FINANCIAL 2002-A OWNER TRUST
             (Exact name of Registrant as specified in its charter)


Dated: June 14, 2002
                                               /s/R. D. Markle
                                                  R. D. Markle
                                                  Vice President and Controller
                                                  (Principal Accounting Officer)